UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2008 (June 11, 2008)

SENIOR HOUSING PROPERTIES TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdication of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458
(Address of Principal Executive Offices) (Zip Code)

617-796-8350
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Senior Housing Properties Trust, or we, have entered into a series of agreements to purchase up to 48 medical office, clinic and biotech laboratory buildings from HRPT Properties Trust, or HRPT, and certain of its subsidiaries.  At the time we reported those agreements, we also reported that we intended to enter into an amendment to our advisory agreement with our manager, Reit Management & Research LLC, or RMR, and to enter into a new property management agreement with RMR, with respect to any of the 48 buildings we acquire from HRPT.  On June 11, 2008, we entered into that amendment and the property management agreement.

Under the advisory agreement, RMR originates and presents investment and divestment opportunities to us and provides management and administrative services to us.  The advisory agreement provides, among other things, that RMR is entitled to a management fee at an annual rate equal to a percentage of our average invested capital, determined as specified in the agreement.  The percentage applied to our existing investments at the time we were spun off from HRPT is 0.5%. The annual percentage for the first $250.0 million of investments made after our spin off from HRPT is 0.7%, and the percentage for investments above that amount is 0.5%.  In addition, RMR receives an incentive fee based upon increases in our funds from operations per share, as defined in the agreement.  The incentive fee is paid in our common shares.

Our average invested capital for purposes of determining the management fees we pay to RMR is principally based on our historical cost of our acquisitions.  The amendment provides that the portion of management fees based on our average invested capital with respect to any of the 48 properties which we acquire from HRPT will be based on HRPT’s historical costs of those properties rather than our higher purchase prices, so that the management fees we will pay to RMR will generally equal the fees that are currently being paid by HRPT to RMR with respect to these properties.

Under the new property management agreement, RMR has agreed to provide property management and certain other services with respect to any of the 48 properties which we acquire from HRPT.  Fees payable to RMR under the agreement will be based on a formula, which generally includes 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee.  RMR will also be entitled to certain cost reimbursements.  The agreement, like our advisory agreement, will be subject to the annual review and approval of the compensation committee of our board of trustees, which consists solely of our Independent Trustees.

RMR is beneficially owned by Messrs.  Barry M. Portnoy and Adam D. Portnoy, who are also our Managing Trustees and directors of RMR.  Mr. Adam Portnoy is president of RMR, and our executive officers are also executive officers of RMR.  The terms of the amendment to the advisory agreement and the new management agreement were approved by the compensation committee of our board of trustees.

Other information with respect to our advisory agreement with RMR and with respect to our relationships with RMR and with HRPT is provided in our Annual Report on Form 10-K for the year ended December 31, 2007 and proxy statement for our 2008 annual meeting of shareholders, both of which have been filed with the Securities and Exchange Commission.

The descriptions of the amendment to the advisory agreement and the new management agreement contained above in this Item are qualified in their entirety by reference to the copies of the amendment and the management agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

THIS FORM 8-K CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.   WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

FOR EXAMPLE, THIS FORM 8-K STATES THAT WE HAVE AGREED TO PURCHASE MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS. OUR OBLIGATION TO COMPLETE THE CURRENTLY PENDING PURCHASES IS SUBJECT TO VARIOUS CONDITIONS TYPICAL OF LARGE COMMERCIAL REAL ESTATE PURCHASES, INCLUDING, WITH RESPECT TO CERTAIN PROPERTIES, OBTAINING CONSENTS FROM MORTGAGEES AND WAIVERS OF RIGHTS OF FIRST REFUSAL FROM TENANTS.  ALSO, WE HAVE FINANCING CONTINGENCIES RELATING TO CERTAIN PROPERTIES.  AS A RESULT OF ANY FAILURE OF THESE CONDITIONS, SOME PROPERTIES MAY NOT BE PURCHASED.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits.

10.1	First Amendment to Amended and Restated Advisory Agreement, dated as of June 11, 2008, between Senior Housing Properties Trust and Reit Management & Research LLC.

10.2	Master Management Agreement, dated as of June 11, 2008, between Senior Housing Properties Trust and Reit Management & Research LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST By: /s/ Richard A. Doyle
Richard A. Doyle Treasurer and Chief Financial Officer Dated: June 12, 2008